As filed with the Securities and Exchange Commission on June 19, 2007.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-2573920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Gateway Center, Suite 702
Newton, MA 02458
(617) 527-9933
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew J. Fromkin
President and Chief Executive Officer
Clinical Data, Inc.
One Gateway Center, Suite 702
Newton, MA 02458
(617) 527-9933
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John Hession
Marc Recht
McDermott Will & Emery LLP
28 State Street
Boston, MA 02109
(617) 535-4000

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
CALCULATION OF REGISTRATION FEE

				Amount of
Title of Each Class of	Amount	Proposed Maximum Offering	Proposed Maximum Aggregate	Registration
Securities to be Registered	to be Registered(2)	Price per Unit(3)	Offering Price(3)	Fee(1)
Common Stock, par value $.01 per share
Preferred Stock, par value $.01 per share
Warrants
Debt Securities
Total			$150,000,000.00	$4,605.00

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.
(2)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issued discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 19, 2007

CLINICAL DATA, INC.

Common Stock
Preferred Stock
Warrants
Debt Securities

This prospectus will allow us to issue up to an aggregate of $150,000,000 of our common stock, preferred stock, warrants, and debt securities from time to time at prices and on terms to be determined at or prior to the time of the offering. We will provide you with specific terms of any offering in one or more supplements to this prospectus. You should read this document and any prospectus supplement carefully before you invest.

Our common stock is listed on The Nasdaq Global Market under the symbol “CLDA.” On June 15, 2007, the last reported sale price of our common stock was $21.92 per share. Prospective purchasers of common stock are urged to obtain current information as to the market prices of our common stock.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described in our Annual Report on Form 10-K on file with the Securities and Exchange Commission as well as “Risk Factors” on page 2. We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to offer or sell our common stock unless accompanied by a prospectus supplement.

Our securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of our common stock with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such common stock and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is          , 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell shares of our common stock and/or preferred stock, various series of debt securities and/or warrants to purchase any of such securities, in one or more offerings, with an aggregate initial offering price of up to $150,000,000. Each time we sell a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. This prospectus may not be used to consummate sales of securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Clinical Data,” “the Company,” “we,” “us,” “our” and similar names refer to Clinical Data, Inc. and our subsidiaries.

ii

CLINICAL DATA, INC.

We are a Delaware corporation headquartered in Newton, Massachusetts. We manage our businesses in three segments (i) “Molecular Services” which includes PGxHealth LLC (PGxHealth) and Cogenics, Inc. (Cogenics), (ii) “Clinics & Small Hospitals” which includes Vital Scientific NV (Vital Scientific) and Electa Lab s.r.l. (Electa Lab) and (iii) “All Other” which includes corporate-related items and income and expense not allocated to reportable segments.

Under our PGxHealthtm brand name and division, we focus on biomarkers and related test development, validation and commercialization activities with a primary focus on improving the efficacy and safety of drugs for individuals. These genetic tests are marketed to providers, payers and consumers and are available by prescription only. PGxHealth is also seeking to develop and commercialize our first drug, Vilazodone, a novel dual serotonergic antidepressant compound being studied for treatment of depression along with a potential companion pharmacogenetic test that will be developed and likely marketed by our PGxHealth division. PGxHealth will also continue to seek opportunities similar to Vilazodone to develop and commercialize promising therapeutics with potential companion pharmacogenetic tests.

Through our Cogenicstm brand name and division, we offer a wide range of molecular and pharmacogenomics services which are marketed and provided to pharmaceutical, biotech, academic, agricultural and government clients to assist them in endeavors relating to human, animal and plant genomes. The Cogenics unit offers a broad range of services including sequencing, genotyping, gene expression, bio-banking and others, which together represent one of the broadest offerings in this industry. Furthermore, these services are offered in both regulated and unregulated environments. Cogenics operates CLIA-certified laboratories (Clinical Laboratory Improvement Amendments of 1988) and performs the genetic tests for PGxHealth.

Our Vital Scientific and Electra Lab units participate in the in vitro diagnostic (IVD) testing markets and manufacture and distribute clinical laboratory instrumentation and related assays. Vital Scientific is headquartered in the Netherlands and Electa Lab is headquartered in Italy. We provide our IVD products and services in Europe, Asia and the U.S. through distributors and original equipment manufacturer (OEM) partnerships.

We were formed in 1972 to offer ambulatory diagnostic monitoring for clinical and research applications. Our transformation began in 2005 when we established our molecular and pharmacogenomics services business in the third and fourth quarters of fiscal 2006 through the acquisition of Genaissance Pharmaceuticals, Inc. (Genaissance), Icoria, Inc. (Icoria) and Genome Express S.A. (Genome Express). The acquired businesses had a significant impact on the reported results of operations and financial position for the latter half of fiscal 2006 and all of fiscal 2007. Prior to the acquisitions, Genaissance, Icoria and Genome Express reported significant operating losses and used significant cash in their respective operations. These operating losses may continue for the next twelve months or longer depending upon business developments and research and development efforts, particularly those related to Vilazodone and PGxHealth.

On October 6, 2005 we completed the acquisition of Genaissance, a leader in the discovery and application of human gene variation for the development of a new generation of DNA-guided tests and therapeutic products with an established market presence in pharmacogenomics and molecular services. The acquisition of Genaissance enabled us to advance and commercialize our PGxPredicttm line of genetic tests, which we more broadly call Therapeutic Diagnosticstm, with the intention of marketing these tests to allow care givers to optimize the use of specific therapies in individuals. A subset of these tests utilizes products and technologies that were already commercialized by Genaissance. These technologies also have the potential to generate other products for future commercialization through PGxHealth. In addition, we advanced our in-licensed therapeutic, Vilazodone, through its first pivotal Phase III clinical trial and we expected results from this trial late in the second quarter of fiscal 2008. Through this acquisition, we also gained the know-how to in-license and further develop intellectual property from outside parties to develop and commercialize genetic tests and therapeutics. The acquisition of Genaissance was an important step in our objective to grow our business and revenues in the strategic areas of pharmacogenomics and molecular services, genetic testing, and targeted therapeutics.

On December 20, 2005, we completed the acquisition of Icoria, a biotechnology company, which analyzes biological function at the level of gene expression and biochemical pathways to discover and validate novel biomarkers for the research community. Icoria’s income was primarily generated from government grants.

On March 7, 2006, through our wholly-owned subsidiary Clinical Data B.V., we purchased all of the issued and outstanding shares of the French company, Genome Express. Genome Express is focused on providing genomics and post-genomics technology contract services, and genetic sequencing and molecular biology services, and on performing integrated genomics analysis. This acquisition further expanded our footprint in Europe for the provision of pharmacogenomics and molecular services and our genetic tests.

On December 26, 2006, to reflect our integration of these acquisitions, we changed the name of Genaissance to Cogenics, and added the Cogenics brand name to the names of Icoria (Cogenics Icoria) and Genome Express (Cogenics Genome Express). These new names reflect the comprehensive and complementary range of molecular and pharmacogenomics services offered by these entities. On November 20, 2006, we formed PGxHealth to centralize the development and commercialization of genetic tests and our sole therapeutic, Vilazodone. PGxHealth’s tests will assist providers and payers in determining the most appropriate therapeutic for a particular patient, which should assist in the reduction of therapeutic and/or medical costs and improvement of clinical outcomes. Intellectual property, infrastructure, personnel and other assets from Genaissance are the basis for PGxHealth.

Vital Scientific and Electa Lab instruments are marketed worldwide through distributors and OEM partnerships. Worldwide we have an installed base of over 15,000 units. Vital Scientific and Electra Lab provide our IVD products and services in Europe, Asia and the U.S.

Our headquarters are located at One Gateway Center, Suite 702, Newton, MA 02458. Our telephone number is (617) 527-9933 and our website is located at http://www.clda.com. The information on our website is not incorporated by reference into this filing. Our Annual Report on Form 10-K, Quarterly Reports on Forms 10-Q and Current Reports on Forms 8-K and all amendments to such reports are made available free of charge through the Investor Relations section of our website as soon as reasonably practicable after they have been filed with or furnished to the SEC.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents we have filed with the SEC that are incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, forward-looking statements regarding the Company’s expected performance and financial results in future periods — which include words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “would”, “may”, “anticipate(s)”, and similar expressions — are based upon management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the preceding forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date made. The following factors known to management, including those set forth in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, and our subsequent Quarterly Reports on Forms 10-Q filed with the SEC could cause actual results to differ materially from those described in such forward-looking statements: our ability to raise cash or to produce cash from operations sufficient to fund our current level of activities, including clinical trials; the effects of regulatory decisions and approvals (or failure to obtain approvals) on our drug candidates and other existing products; our ability to continue to attract new customers and obtain new and expanded business opportunities from existing customers; management of our growth and successful integration of our operations with those of acquired subsidiaries; continued growth in demand in the United States and abroad for products and consulting services such as those we offered; and the effect of intensifying competition among a rising number of companies offering products and services similar to those we offered. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. In addition, we encourage you to review the risk factors contained in our Annual Report on Form 10-K and in our other reports, registration statements and other documents filed from time to time with the SEC which describe a number of additional risks and uncertainties that could cause actual results to differ materially from those expected in the forward-looking statements made in such reports.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of our securities for our operations and for other general corporate purposes, including, but not limited to, working capital, development of our clinical and preclinical product candidates, capital expenditures, investments, and acquisitions.

FINANCIAL RATIOS

The following table sets forth our ratio of earnings to fixed charges and our ratio of combined fixed charges and preference dividends to earnings for the periods indicated.

	Year Ended
	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,
	2007	2006	2005	2004	2003

Ratio of earnings to fixed charges(1)	(15.7)	(39.6)	5.3	6.8	1.8
Ratio of combined fixed charges and preference dividends to earnings(2)	NM	NM	5.3	6.8	1.8

(1)	For purposes of this calculation, “earnings” consist of income (loss) before income taxes and fixed charges. “Fixed charges” consist of interest, amortization of debt issuance costs, preferred stock dividends and the component of rental expense believed by management to be representative of the interest factor for those amounts. We had deficiencies in earnings to fixed charges in each period as follows (in thousands): fiscal year 2006-$(49,091) and fiscal year 2007-$(26,535).

(2)	Because we had no earnings in fiscal year 2006 or 2007, it is not possible to calculate the ratio of combined fixed charges and preference dividends to earnings for these periods.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms and provisions of our capital stock and is qualified in its entirety by the provisions of our certificate of incorporation, as amended, and our amended and restated by-laws. As amended, our certificate of incorporation authorizes 61,500,000 shares of capital stock, divided into 60,000,000 shares of common stock, $.01 par value per share, and 1,500,000 shares of preferred stock, $.01 par value per share. For the complete terms of our capital stock, please refer to our certificate of incorporation, as amended, and our amended and restated by-laws, which are incorporated by reference into the registration statement which includes this prospectus. As of June 18, 2007, there were 10,071,937 shares of common stock outstanding and 124,070 shares of preferred stock outstanding.

Common Stock

We have one class of authorized common stock which is entitled to one vote per share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. There are no cumulative voting rights. All outstanding shares of our common stock are validly issued, fully paid and nonassessable. The holders of our common stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of our board of directors, subject to any preferential dividend rights granted to the holders of any then outstanding preferred stock. In the event of liquidation, each share of our common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of our common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. The transfer agent and registrar for any other series or class of preferred stock will be set forth in the applicable prospectus supplement.

Listing on The Nasdaq Global Market

Our common stock is listed on The Nasdaq Global Market under the symbol “CLDA.”

Preferred Stock

There are 484,070 shares of series A preferred stock designated and 124,070 shares currently issued and outstanding. We will not be selling additional shares of our series A preferred stock pursuant to this registration statement, of which this prospectus is a part.

Under our certificate of incorporation, our board of directors has the authority, without stockholder approval, to create one or more classes or series within a class of preferred stock, to issue shares of preferred stock in such class or series up to the maximum number of shares of the relevant class or series of preferred stock authorized, and to determine the preferences, rights, privileges, qualifications, limitations, and restrictions of any such class or series, including the dividend rights, dividend rates, voting rights, the rights and terms of redemption, redemption prices, the rights and terms of conversion, liquidation preferences, sinking fund terms, the number of shares constituting any such class or series, and the designation of such class or series. Currently, our board of directors can designate up to 1,015,930 additional shares of preferred stock.

Our board shall determine the rights, preferences, privileges and restrictions of the remaining 1,015,930 undesignated shares of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series.

If we decide to sell shares of preferred stock, we will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. The terms of the series of preferred stock we are offering will be described in a prospectus supplement. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank as follows:

(1) senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that the equity securities rank junior to the preferred stock with respect to these rights;

(2) on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to these rights; and

(3) junior to all equity securities issued by us the terms of which do not specifically provide that they rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.

The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter and By-Laws

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us, and the interested stockholder and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Our by-laws provide that the directors elected may be removed with or without cause, by the holders of a majority of the shares of stock then entitled to vote at an election of directors. Under our by-laws, unless and until filled by the stockholders, any vacancy or newly created directorships on the board of directors may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting or if it is approved by written consent if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock entitled to vote having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted, and delivered to our secretary. Our certificate of incorporation and our by-laws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our president or by our board of directors. In addition, our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our by-laws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least two-thirds of the votes which all our stockholders would be entitled to cast in any annual election of directors.

DESCRIPTION OF DEBT SECURITIES

If we issue any debt securities offered by this prospectus and any accompanying prospectus supplement we will issue them under an indenture to be entered into by us and a trustee to be identified in the applicable prospectus supplement, as trustee. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the proposed form of indenture as an exhibit to the registration statement in which this prospectus is included. Each indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to $150,000,000 aggregate principal amount of debt securities; or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $150,000,000.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of ours and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries and do not purport to be complete, and are subject in their entirety to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. To review the terms of a series of debt securities, you must refer to both the prospectus supplement for the particular series and to the description of debt securities in this prospectus.

The prospectus supplement will set forth the following terms of the debt securities in respect of which this prospectus is delivered:

(1) the title;

(2) the aggregate principal amount;

(3) the issue price or prices (expressed as a percentage of the aggregate principal amount thereof);

(4) any limit on the aggregate principal amount;

(5) the date or dates on which principal is payable;

(6) the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine the rate or rates;

(7) the date or dates from which the interest, if any, will be payable and any regular record date for the interest payable;

(8) the place or places where principal and, if applicable, premium and interest, is payable;

(9) the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

(10) the denominations in which the debt securities may be issuable, if other than denominations of $1,000 or any integral multiple thereof;

(11) whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

(12) the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

(13) the currency of denomination;

(14) the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

(15) if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to these payments will be determined;

(16) if amounts of principal and, if applicable, premium and interest may be determined (a) by reference to an index based on a currency or currencies other than the currency of denomination or designation or (b) by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which these amounts will be determined;

(17) the provisions, if any, relating to any security provided for the debt securities;

(18) any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

(19) any events of default, if not otherwise described, begin under “Events of Default”;

(20) the terms and conditions for conversion into or exchange for shares of common stock or preferred stock;

(21) any other terms, which may modify or delete any provision of the indenture insofar as it applies to that series;

(22) any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

(23) the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of ours.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of the debt securities in accordance to the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount securities or debt securities in bearer form, we will describe United States federal income tax considerations and other special considerations that apply to the debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do so, we will describe the restrictions, elections, general tax considerations, specific terms and other information with respect to the issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

If we issue debt securities that may be exchanged for or converted into shares of common stock or preferred stock, we will describe the terms of exchange or conversion in the prospectus supplement relating to those debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

(1) “book-entry securities,” which means that there will be one or more global securities registered in the name of The Depository Trust Company, as depository, or a nominee of the depository; or

(2) “certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, or if we undergo a change of control or a highly leveraged transaction. If we offer any covenants of this type or provisions with respect to any debt securities in the future, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants of a series of debt securities.

Consolidation, Merger and Sale of Assets

We have agreed in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

(1) the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

(2) immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

(1) we fail to pay any principal of, or premium, if any, when it becomes due;

(2) we fail to pay any interest within 30 days after it becomes due;

(3) we fail to observe or perform any other covenant in the debt securities or the indenture for 45 days after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;

(4) we are in default under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of indebtedness under which we or any significant subsidiaries then has more than $10 million in outstanding indebtedness, individually or in the aggregate, and either (a) such indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such indebtedness;

(5) any final judgment or judgments which can no longer be appealed for the payment of more than $10 million in money (not covered by insurance) is rendered against us or any of our significant subsidiaries and has not been discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect; and

(6) certain events occur, including if we or any of our significant subsidiaries are involved in a bankruptcy, insolvency or reorganization.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal or premium, if any, or interest on the debt securities of that series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities.

If this happens, the entire principal amount of all the outstanding debt securities of that series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after an acceleration, but before a judgment or decree based on the acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul the acceleration if (1) all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived, (2) all overdue interest and overdue principal has been paid and (3) the rescission would not conflict with any judgment or decree.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series shall have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

(1) the holder gives to the trustee written notice of a continuing event of default;

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series make a written request and offer reasonable indemnity to the trustee to institute proceeding as a trustee;

(3) the trustee fails to institute proceeding within 60 days of the request; and

(4) the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with their request during the 60-day period.

However, these limitations do not apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

(1) to provide that the surviving entity following our change of control in a transaction permitted under the indenture shall assume all of our obligations under the indenture and debt securities;

(2) to provide for uncertificated debt securities in addition to certificated debt securities;

(3) to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

(4) to cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any holder;

(5) to issue and establish the form and terms and conditions; and

(6) to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities; but without the consent of each holder affected by the action, we may not modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

(1) reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or the debt security;

(2) reduce the rate of or change the time for payment of interest;

(3) reduce the principal of or premium on or change the stated maturity;

(4) make any debt security payable in money other than that stated in the debt security;

(5) change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no redemption of this type may be made;

(6) waive a default on the payment of the principal of, interest on, or redemption payment; and

(7) take any other action otherwise prohibited by the indenture to be taken without the consent of each holder by affected that action.

Defeasance and Discharge of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

(1) to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

a. to register the transfer or exchange of the debt securities;

b. to replace temporary or mutilated, destroyed, lost or stolen debt securities;

c. to compensate and indemnify the trustee; or

d. to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

(2) to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable prospectus supplement (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for this purpose:

(1) money;

(2) U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

(3) a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money.

Which in each case specified in clauses (1) through (3) above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of a series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

(1) in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

(2) in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that, and the opinion shall confirm that, the holders of outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes solely as a result of the legal defeasance and will be subject to United States federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if a defeasance had not occurred;

(3) in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if a covenant defeasance had not occurred; and

(4) certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of that series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued the currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee, acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with New York law.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities (which we refer to as debt warrants), preferred stock (which we refer to as preferred stock warrants) or common stock (which we refer to as common stock warrants). Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from the other securities. If warrants are issued, they will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants being offered.

Debt Warrants

We will describe the terms of debt warrants offered in the applicable prospectus supplement, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

(1) the title;

(2) the aggregate number offered;

(3) their issue price or prices;

(4) the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise, and the procedures and conditions relating to exercise;

(5) the designation and terms of any related debt securities and the number of debt warrants issued with each security;

(6) the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

(7) the principal amount of debt securities purchasable upon exercise, and the price at which that principal amount of debt securities may be purchased upon exercise;

(8) the commencement and expiration dates of the right to exercise;

(9) the maximum or minimum number which may be exercised at any time;

(10) a discussion of the material United States federal income tax considerations applicable to exercise; and

(11) any other terms, procedures and limitations relating to exercise.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before exercising their debt warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments of principal of, or premium, if any, or interest, if any, on the securities purchasable upon exercise.

Other Warrants

The applicable prospectus supplement will describe the following terms of preferred stock warrants or common stock warrants offered under this prospectus:

(1) the title;

(2) the securities issuable upon exercise;

(3) the issue price or prices;

(4) the number of warrants issued with each share of preferred stock or common stock;

(5) any provisions for adjustment of (a) the number or amount of shares of preferred stock or common stock receivable upon exercise of the warrants or (b) the exercise price;

(6) if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

(7) if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

(8) any other terms, including terms, procedures and limitations relating to exchange and exercise;

(9) the commencement and expiration dates of the right to exercise; and

(10) the maximum or minimum number that may be exercised at any time.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or shares of preferred stock or common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities or shares of preferred stock or common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

PLAN OF DISTRIBUTION

We may offer the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

The accompanying prospectus supplement will describe the terms of the offering of the securities, including:

•	the offering terms, including the amount of securities;

•	the name or names of any underwriters;

•	any securities exchange or market on which the securities may be listed;

•	the purchase price or other consideration for the securities and the net proceeds we will receive from the sale;

•	any public offering price;

•	any over-allotment options pursuant to which the underwriters may purchase securities from us;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

We may directly solicit offers to purchase the securities. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the securities. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment. If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered, we will execute an underwriting agreement with the underwriter at the time of sale. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions. Subject to certain conditions, the underwriters will be obligated to purchase all of the shares of securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The Nasdaq Global Market. One or more underwriters may make a market in our common stock, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our common stock.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business. We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

LEGAL MATTERS

McDermott Will & Emery LLP will issue a legal opinion as to the validity of the issuance of the securities offered under this prospectus.

EXPERTS

The consolidated financial statements of Clinical Data, Inc. incorporated into this prospectus by reference from Clinical Data’s Annual Report on Form 10-K for the year ended March 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs as to the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” effective April 1, 2006, and the uncertainty concerning the substantial doubt about the Company’s ability to continue as a going concern), which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (Exchange Act), and in accordance with such laws, we file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the public reference facilities of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov and at our website at http://www.clda.com.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. When used in this prospectus, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. This prospectus omits information contained in the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements herein concerning the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed with the SEC as an exhibit to the registration statement, each such statement being qualified by and subject to such reference in all respects. With respect to each such document filed with the SEC as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we and our subsidiaries have filed with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus except for any information superseded by information contained directly in this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement:

(1) our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, filed with the SEC on June 19, 2007;

(2) the description of our Common Stock, par value $0.01 per share, contained in the Section entitled “Description of Clinical Data Capital Stock — Clinical Data Common Stock,” incorporated by reference from our registration statement on Form S-4, including the prospectus contained therein, filed with the Commission on October 27, 2005, including any amendment or report filed hereafter for the purpose of updating such description; and

(3) all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (a) after the date of the filing of the original Registration Statement and prior to the effectiveness of the Registration Statement and (b) until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not considered “filed” under the Exchange Act, which filings will be deemed to be incorporated by reference in this prospectus and the accompanying prospectus supplement and to be a part hereof from the date of filing of such documents this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

You may obtain copies of these filings, at no cost, by writing or telephoning us at the following address:

Clinical Data, Inc.
One Gateway Center, Suite 702
Newton, MA 02458
Attention: Chief Legal Officer
Telephone: (617) 527-9933

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fees.

To be Paid by
the Registrant

SEC registration fee	$4,605
NASD Filing Fee	$20,500
Legal fees and expenses	$10,000
Accounting fees and expenses	$5,000
Printing and engraving expenses	$5,000
Miscellaneous fees and expenses	$5,000
Total	$50,105

All of the above figures, except the SEC registration fee, are estimates.

Item 15.	Indemnification of Directors and Officers.

Our certificate of incorporation provides that we shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify any and all directors and officers which we shall have the power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Corporation Law. Our certificate of incorporation also provides that such indemnification rights shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of its stockholders or disinterested directors or otherwise. Our certificate of incorporation additionally provides that, to the fullest extent permitted by Delaware law, our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Our amended and restated bylaws provide that we shall, to the fullest extent authorized by the General Corporation Law of the state of Delaware, indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, and whether by or in the right of our Company, our stockholders, a third party or otherwise, by reason of the fact that such person is or was a director or officer of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, a charity or a non-profit organization or person, against all expenses (including, but not limited to attorneys’ fees), liability, loss, judgments, fines, excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including expenses incurred in seeking indemnification. No indemnification is available with respect to: (i) indemnification of any improper personal benefit which a director or officer is determined to have received and of the expenses of defending against an improper personal benefit claim unless the director or officer is successful on the merits in said defense, and (ii) indemnification of present or former officers, directors, employees or agents of a constituent corporation absorbed in a merger or consolidation transaction with us with respect to their activities prior to said transaction, unless specifically authorized by the our board of directors or stockholders. Our bylaws also provide that such indemnification rights shall not be exclusive of other indemnification rights to which those seeking indemnification may be entitled by law or under any bylaw, agreement, vote of our stockholders or directors or otherwise.

We have entered into indemnification agreements with each of our current directors and officers, pursuant to which we agreed to indemnify each director and officer with respect to any expenses, judgments, fines, penalties, and amounts paid in settlement in connection with any claim, pending or completed action, suit or proceeding, or any inquiry or investigation, related to any actions taken by the director or officer related to their service us as a director or officer.

We intend to purchase and maintain insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 16.	Exhibits.

The exhibits filed with this registration statement are set forth on the exhibit index following the signature page and are incorporated by reference in their entirety into this item.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Newton, State of Massachusetts, on June 18, 2007.

CLINICAL DATA, INC.

By:	/s/ Andrew J. Fromkin
Andrew J. Fromkin
President and Chief Executive Officer
Principal Executive Officer

By:	/s/ C. Evan Ballantyne
C. Evan Ballantyne
Senior Vice President and Chief Financial Officer Principal Financial and Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew J. Fromkin and Caesar J. Belbel or either of them, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3, including post-effective amendments and any and all new registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RANDAL J. KIRK Randal J. Kirk	Chairman of the Board	June 18, 2007

/s/ ANDREW J. FROMKIN Andrew J. Fromkin	Director, President and Chief Executive Officer (Principal Executive Officer)	June 18, 2007

/s/ C. EVAN BALLANTYNE C. Evan Ballantyne	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 18, 2007

Signature	Title	Date

/s/ LARRY D. HORNER Larry D. Horner	Director	June 18, 2007

/s/ ARTHUR B. MALMAN Arthur B. Malman	Director	June 18, 2007

/s/ BURTON E. SOBEL, M.D. Burton E. Sobel, M.D.	Director	June 18, 2007

/s/ KEVIN L. RAKIN Kevin L. Rakin	Director	June 18, 2007

EXHIBIT INDEX

Exhibit
No.		Exhibit Title

1	.1*	Form of Underwriting Agreement related to Common Stock.
1	.2*	Form of Underwriting Agreement related to Preferred Stock.
1	.3*	Form of Underwriting Agreement related to Debt Securities.
4.1		Certificate of Incorporation. Filed as Exhibit 3.1 to Clinical Data’s Registration Statement on Form S-1 (File No. 2-82494), as filed with the Commission on March 17, 1983, and incorporated herein by reference.
4.2		Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 1, 2003. Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, as filed with the Commission on February 17, 2004, and incorporated herein by reference.
4.3		Certificate of Elimination of the Series A Nonvoting Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on July 7, 2005. Filed as Exhibit 3.1 to Clinical Data’s Current Report on Form 8-K, as filed with the Commission on July 11, 2005, and incorporated herein by reference.
4.4		Certificate of Designation of the Series A Preferred Stock filed with the Secretary of State of the State of Delaware on October 4, 2005. Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on October 11, 2005, and incorporated herein by reference.
4.5		Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 6, 2005. Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 11, 2005, and incorporated herein by reference.
4.6		Amended and Restated By-laws of the Company, as of June 20, 2005. Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on June 24, 2005, and incorporated herein by reference.
4.7		Specimen Common Stock Certificate. Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 2-82494), as filed with the Commission on March 17, 1983, and incorporated herein by reference.
4.8		Specimen Series A Preferred Stock Certificate. Filed as Exhibit 4.2 to the Company’s Annual Report on Form 10-K, as filed with the Commission on June 29, 2006, and incorporated herein by reference.
4	.9**	Form of Indenture.
4	.10*	Form of Debt Securities.
4	.11*	Form of Warrant.
4	.12*	Form of Warrant Agreement.
4	.13*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.
5	.1**	Opinion of McDermott Will & Emery LLP as to the validity of the common stock of Clinical Data being registered hereby, together with consent.
12	.1**	Statement of Computation of Ratio of Earnings to Fixed Charges of the Company.
23	.1**	Consent of Deloitte & Touche LLP, Clinical Data’s independent registered public accounting firm.
23	.2**	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).
24	.1**	Power of Attorney (included in the signature page of this registration statement).
25	.1*	Statement of Eligibility of Trustee under the Indenture on Form T-1 under the Trust Indenture Act of 1939, of [ • ] as Trustee under the Indenture. To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

*	To be subsequently filed, if applicable, by an amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	Filed herewith.